UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2012

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92705

(Address, including zip code, of Registrant’s principal executive offices)

(714) 566-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced on November 15, 2012, Keith Bradley will be departing from Ingram Micro Inc. (the “Company”) as senior executive president and president of Ingram Micro North America on December 31, 2012. On December 18, 2012, Mr. Bradley signed a separation agreement and release of claims with the Company, pursuant to which he agreed to provide transition services on a part-time basis from January 1, 2013 to March 1, 2013 (with a reduced base salary), at which time his employment will end.

Under the separation agreement, Mr. Bradley will receive a lump-sum cash payment of $935,000 (representing one year of salary and target bonus), payment of his annual performance award for fiscal 2012, continued health care premiums through the earlier of March 1, 2014 and the date he becomes eligible for coverage through another employer, and outplacement services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement effective December 7, 2012 between Keith W.F. Bradley and Ingram Micro Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary
and General Counsel

Date:     December 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement effective December 7, 2012 between Keith W.F. Bradley and Ingram Micro Inc.